Exhibit 23.1




                      CONSENT OF INDEPENDENT ACCOUNTANTS

Board of Directors
Old Point Financial Corporation

                  We consent to the incorporation by reference in this Registration Statement Under the Securities Act of 1933 on Form S-8 of our report dated January 15, 1999, relating to the consolidated financial statements of Old Point Financial Corporation as of December 31, 1998, 1997, and 1996, and for each of the years in the three-year period ended December 31, 1998.

                                    EGGLESTON SMITH P.C.

Newport News, Virginia
June 30, 1999